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                                                                      EXHIBIT 11

                 Career Education Corporation and Subsidiaries

                                  EXHIBIT 11
             Statement Regarding Computation of Earnings Per Share
                 (amounts in thousands, except per share data)

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
                                                                                       For The
                                                                                  Nine Months Ended
                                                         For The Year       ------------------------------
                                                      Ended December 31,    September 30,    September 30,
                                                             1996               1996             1997
                                                      ------------------    -------------    -------------
Income Attributable to common
   stockholders, as reported                                $  137              $(995)          $(1,392)
   Dividends on preferred stock                              1,128                841             1,444
   Accretion to redemption
     value of preferred
     stocks and warrants                                       230                175               698
                                                            ------              -----           -------
Pro forma income (loss) before extraordinary item
   attributable to common stockholders                       1,495                 21            (1,421)
   Extraordinary item                                           --                 --              (418)
                                                            ------              -----           -------
Pro forma net income (loss) attributable
   to common stockholders                                   $1,495              $  21           $(1,839)
                                                            ======              =====           =======

Primary Earnings Per Share:
   Common stock outstanding                                    612                612               612
   Preferred stock conversion                                1,027              1,027             1,837
   Common stock equivalents                                    530                530               315
                                                            ------              -----           -------
       Total weighted average
         shares outstanding                                  2,169              2,169             2,764
                                                            ======              =====           =======

   Pro forma income (loss) before extraordinary item
     attributable to common stockholders                    $ 0.69              $0.01           $ (0.51)
                                                            ======              =====           =======

   Pro forma net income (loss) attributable to
     common stockholders                                    $ 0.69              $0.01           $ (0.67)
                                                            ======              =====           =======

Fully Diluted Earnings Per Share:
   Common stock outstanding                                    612                612               612
   Preferred stock conversion                                1,027              1,027             1,837
   Common stock equivalents                                    530                530               315
                                                            ------              -----           -------
       Total weighted average
         shares outstanding                                  2,169              2,169             2,764
                                                            ======              =====           =======
   Pro forma income (loss) before extraordinary item
     attributable to common stockholders                    $ 0.69              $0.01           $ (0.51)
                                                            ======              =====           =======

   Pro forma net income (loss) attributable to
     common stockholders                                    $ 0.69              $0.01           $ (0.67)
                                                            ======              =====           =======
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